As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

REDHILL BIOPHARMA LTD. (Exact name of registrant as specified in its charter)
Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

____________________

21 Ha'arba'a Street

Tel Aviv 64739

Israel

+972 (3) 541-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Puglisi & Associates 850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center Tel Aviv 6702100, Israel +972 (3) 607-4444	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza New York, New York 10112 (212) 659-7300

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee

Ordinary Shares, par value NIS 0.01 per share(2)
Warrants
Subscription Rights
Units
Total	$120,000,000		$120,000,000	$7,943.83 (4)

__________________________

(1)	Such indeterminate number or amount of Registrant’s ordinary shares, American depositary shares (ADSs), warrants, subscription rights and units as may, from time to time, be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the Registrant exceed $120,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.
(2)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-185302). Each American depositary share represents ten (10) ordinary shares.
(3)	Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $120,000,000 (see Note 1 above).
(4)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $41,113,926.25 aggregate initial offering price of unsold securities that had previously been registered under the registrant’s registration statement on Form F-3 (Registration Statement No. 333-193503) and the registrant is carrying forward $5,295.47 of registration fees previously paid with respect to such unsold securities, which fee will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee for registration of offering securities under this registration statement has been calculated based on the proposed maximum offering price of the additional $78,886,073.75 initial offering price of offering securities registered on this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 25, 2016

PROSPECTUS

$120,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Capital Market under the symbol “RDHL.” The last reported sale price for our ADSs on February 24, 2016 as quoted on the Nasdaq Capital Market was $9.38 per ADS, and the last reported sale price for our ordinary shares on February 24, 2016 as quoted on the TASE was NIS 3.68 per share, or $0.94 per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2016

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2
REDHILL BIOPHARMA LTD.	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
CAPITALIZATION	4
PRICE RANGE OF OUR ORDINARY SHARES	4
PRICE RANGE OF OUR ADSs	5
USE OF PROCEEDS	6
DESCRIPTION OF ORDINARY SHARES	6
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	6
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF SUBSCRIPTION RIGHTS	7
DESCRIPTION OF UNITS	8
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	11
EXPERTS	11
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12
ENFORCEABILITY OF CIVIL LIABILITIES	12
OFFERING EXPENSES	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $120,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL” and our ADSs are traded on the Nasdaq Capital Market under the symbol "RDHL". Each ADS represents 10 ordinary shares.

We are an emerging biopharmaceutical company focused primarily on the development and acquisition of late clinical-stage, proprietary, orally administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases, including cancer. In particular, we acquire or in-license and develop patent-protected new formulations and combinations of existing drugs in advanced stages of development.

Depending on the specific development program, our therapeutic candidates are designed to provide improvements over existing drugs by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form, providing a cost advantage and/or exhibiting greater efficacy. Where applicable, we intend to seek U.S. Food and Drug Administration approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions.

Our current pipeline consists of nine late clinical development therapeutic candidates, including one therapeutic candidate (RP101) for which we have an option to acquire. Our current product pipeline includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful top-line results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study; (iii) BEKINDA™ (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study in the U.S. for acute gastroenteritis and gastritis; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA™ (ABC294640) - an orally-administered first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications with a Phase I/II study initiated for refractory/relapsed diffuse large B-cell lymphoma (DLBCL); (vi) MESUPRON® - a Phase II-stage first-in-class uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumors; (vii) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage first-in-class Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (viii) RIZAPORT™ (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015; and (ix) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol.

We generate our pipeline of therapeutic candidates by identifying, rigorously validating and in-licensing or acquiring products that are consistent with our products strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. With the exception of Rizaport™ which was approved for marketing in Germany, our therapeutic candidates have not yet been approved for marketing and, to date, there have been no meaningful sales. We intend to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis. We may also evaluate, on a case by case basis, co-development and similar arrangements and the independent commercialization of our therapeutic candidates in the U.S.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark Delaware 19715.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption "Item 3: Key Information- Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2015, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this prospectus or any prospectus supplement, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These statements are not guarantees of future performance, are based on certain assumptions and our current and best understanding of the regulatory status and are subject to various known and unknown risks and uncertainties, many of which are beyond our control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with:

•	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

•	our receipt of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;

•	the research, manufacturing, clinical development, commercialization and market acceptance of our therapeutic candidates;

•	our ability to establish and maintain corporate collaborations;

•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and build our own marketing and commercialization capabilities;

•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, manufacturing, preclinical studies or clinical trials;

•	the implementation of our business model, strategic plans for our business and therapeutic candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing upon the intellectual property rights of others;

•	estimates of our expenses, future revenues, capital requirements and our need for additional financing;

•	competitive companies, technologies and our industry; and

•	the impact of the political and security situation in Israel on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of December 31, 2015. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of December 31, 2015
Actual
(in thousands)

Total debt (1)	$6,751
Ordinary shares, par value NIS 0.01 per share	343
Additional paid-in capital	120,621
Warrants	1,057
Accumulated deficit	(61,944)
Total shareholders’ equity	60,077
Total capitalization	$66,828

(1)	Represents $5,514 thousand under current liabilities, mainly accounts payable and accrued expenses.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The following table lists the high and low closing prices for our ordinary shares for the periods indicated as reported by the TASE.

	NIS		$U.S.
	Price per Ordinary Share		Price per Ordinary Share
Annual	High	Low	High	Low
2015	7.80	4.34	2.03	1.12
2014	6.80	3.00	1.96	0.78
2013	4.29	3.23	1.15	0.92
2012	4.19	1.71	1.08	0.45
2011 (beginning on February 3, 2011)	3.80	1.82	1.05	0.49

Quarter
2015
Fourth quarter	5.42	4.34	1.39	1.12
Third quarter	7.10	4.62	1.88	1.19
Second quarter	7.80	5.52	2.03	1.41
First quarter	6.16	4.89	1.57	1.26
2014
Fourth quarter	5.38	3.00	1.38	0.78
Third quarter	5.89	4.18	1.72	1.20
Second quarter	6.80	4.80	1.96	1.39
First quarter	5.04	3.96	1.44	1.14

Most Recent Six Months
February 2016 (through February 22, 2016)	3.88	3.32	0.98	0.86
January 2016	5.14	3.86	1.32	0.97
December 2015	5.01	4.56	1.29	1.17
November 2015	5.42	4.34	1.39	1.12
October 2015	5.19	4.57	1.34	1.18
September 2015	5.91	5.00	1.53	1.27
August 2015	5.65	4.62	1.50	1.19

On February 22, 2016, the last reported sales price of our ordinary shares on the TASE was NIS 3.73 per share, or $0.95 per share (based on the exchange rate reported by the Bank of Israel for such date).  On February 22, 2016 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.907, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs have been trading on the Nasdaq Capital Market under the symbol “RDHL” since December 27, 2012.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq Capital Market in U.S. dollars.

	$U.S.
	Price per ADS
	High	Low
Annual
2015	19.79	11.05
2014	19.20	8.03
2013	13.60	8.31

Quarter
2015
Fourth quarter	13.72	11.05
Third quarter	18.46	12.16
Second quarter	19.79	14.03
First quarter	15.92	12.52
2014
Fourth quarter	13.40	8.03
Third quarter	17.35	12.14
Second quarter	19.20	14.01
First quarter	14.50	12.38

Most Recent Six Months
February 2016 (through February 22, 2016)	9.43	8.21
January 2016	12.61	9.75
December 2015	12.90	11.64
November 2015	13.70	11.05
October 2015	13.72	11.31
September 2015	15.28	12.78
August 2015	14.63	12.16

On February 22, 2016, the last reported sales price of our ADSs on the Nasdaq Capital Market was $9.37 per ADS.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, and for potential acquisitions.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 11. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 11. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements of RedHill Biopharma Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-35464). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form 20-F filed with the SEC on December 26, 2012; and

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2015, filed with the SEC on February 25, 2016

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 64739, Israel, Attn: Dror Ben-Asher, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$7,943.83
Legal fees and expenses	10,000
Accountants fees and expenses	2,000
Miscellaneous	1,000
Total	$20,943.83

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exemption, Insurance and Indemnification of Directors and Officers

Office Holder Exemption

Under the Israeli Companies Law, a company may not exempt an officer or director from liability with respect to a breach of his duty of loyalty, but may exempt in advance an officer or director from liability to the company, in whole or in part, with respect to a breach of his duty of care, except in connection with a prohibited distribution made by the company, if so provided in its articles of association. Our articles of association provide for this exemption from liability for officers and directors.

Office Holder Insurance

The Israeli Companies Law and our articles of association provide that, subject to the provisions of the Israeli Companies Law, we may obtain insurance for our officers and directors for any liability stemming from any act performed by an officer or director in his capacity as an officer or director, as the case may be with respect to any of the following:

•	a breach of such officer’s or director’s duty of care to us or to another person;
•	a breach of such officer’s or director’s duty of loyalty to us, provided that such officer or director acted in good faith and had reasonable cause to assume that his act would not prejudice our interests;
•	a financial liability imposed upon such officer or director in favor of another person;
•	financial liability imposed on the officer or director for payment to persons or entities harmed as a result of violations in administrative proceedings as described in Section 52(54)(a)(1)(a) of the Israeli Securities Law (the “Party Harmed by the Breach”);
•	expenses incurred by such officer or director in connection with an administrative proceeding conducted in his matter, including reasonable litigation expenses, including legal fees; or
•	a breach of any duty or any other obligation, to the extent insurance may be permitted by law.

In July 2013, our shareholders approved our Compensation Policy, which includes, among others, provisions relating to directors and officers liability insurance. Pursuant to the Compensation Policy, we may obtain a liability insurance policy, which would apply to our and/or our subsidiaries directors and officers, as they may be, from time to time, subject to the following terms and conditions: (a) the total insurance coverage under the insurance policy may not exceed $50 million; and (b) the annual premium payable by us for the insurance premium may not exceed $400,000 annually. In addition, pursuant to the Compensation Policy, should we sell our operations (in whole or in part) and/or in case of merger, spin-off or any other significant business combination involving us and/or part or all of our assets, we may obtain a director’s and officers’ liability insurance policy (run-off) for our directors and officers in office with regard to the relevant operations, subject to the following terms and conditions: (a) the insurance term shall not exceed seven years; (b) the coverage amount may not exceed $50 million; (c) the premium payable by us may not exceed $400,000 annually. The Compensation Policy is in effect for three years from the 2013 annual general meeting.

Subsequent to the approval of the terms of the Compensation Policy, our compensation committee and board of directors resolved to purchase directors and officers liability insurance policy, pursuant to which the total amount of insurance covered under the policy would be $40 million This insurance was renewed in December 2015, for the period commencing on December 16, 2015 and ending on December 15, 2016. Pursuant to the foregoing approvals, we carry directors' and officers' liability insurance.

Indemnification of Office Holders

The Israeli Companies Law provides that a company may indemnify an officer or director for payments or expenses associated with acts performed in his capacity as an officer or director of the company, provided the company’s articles of association include the following provisions with respect to indemnification:

•	a provision authorizing the company to indemnify an officer or director for future events with respect to a monetary liability imposed on him in favor of another person pursuant to a judgment (including a judgment given in a settlement or an arbitrator’s award approved by the court), so long as such indemnification is limited to types of events which, in the board of directors’ opinion, are foreseeable at the time of granting the indemnity undertaking given the company’s actual business, and in such amount or standard as the board of directors deems reasonable under the circumstances. Such undertaking must specify the events that, in the board of directors’ opinion, are foreseeable in view of the company’s actual business at the time of the undertaking and the amount or the standards that the board of directors deemed reasonable at the time;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to reasonable litigation expenses, including counsel fees, incurred by an officer or director in which he is ordered to pay by a court, in proceedings that the company institutes against him or instituted on behalf of the company or by another person, or in a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of criminal intent;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to reasonable litigation fees, including attorney’s fees, incurred by an officer or director due to an investigation or proceeding filed against him by an authority that is authorized to conduct such investigation or proceeding, and that resulted without filing an indictment against him and without imposing on him financial obligation in lieu of a criminal proceeding, or that resulted without filing an indictment against him but with imposing on him a financial obligation as an alternative to a criminal proceeding in respect of an offense that does not require the proof of criminal intent or in connection with a monetary sanction;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to a Party Harmed by the Breach;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to expenses incurred by such officer or director in connection with an administrative proceeding, including reasonable litigation expenses, including legal fees; and
•	a provision authorizing the company to retroactively indemnify an officer or director.

Limitations on Insurance, Exemption and Indemnification

The Israeli Companies Law and our articles of association provide that a company may not exempt or indemnify an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•	a breach by the officer or director of his duty of loyalty, except for insurance and indemnification where the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•	a breach by the officer or director of his duty of care if the breach was done intentionally or recklessly, except if the breach was solely as a result of negligence;
•	any act or omission done with the intent to derive an illegal personal benefit; or
•	any fine, civil fine, monetary sanctions, or forfeit imposed on the officer or director.

In addition, under the Israeli Companies Law, exemption of, indemnification of, and procurement of insurance coverage for, our officers and directors must be approved by our audit committee and board of directors and, in specified circumstances, by our shareholders.

Furthermore, an Israeli company may not insure, directly or indirectly, an office holder against administrative enforcement procedures, financial sanctions or arrangements, instituted by the Israeli Securities Authority, pursuant to chapters H’3, H’4 and I’1 of the Israeli Securities Law, 1968 (the "Securities Law"). Moreover, an Israeli company may not indemnify against, or repay, directly or indirectly, any financial sanction imposed in connection with such proceedings, and its controlling shareholder may not indemnify against, or repay, any financial sanction imposed on the company, a senior office holder (as defined in the Securities Law) or an employee of the company. However, an Israeli company may indemnify or insure a person against certain payments to third parties in connection with such proceedings, as well as against reasonable litigation expenses, including attorneys’ fees.

Letters of Indemnification

We have issued our officers and directors letters of indemnification, pursuant to which we have agreed to indemnify each officer and director in advance for any liability or expense imposed on or incurred by him in connection with acts performed by him in the capacity of an officer or director, subject to the provisions of the letters of indemnification agreement. As approved by our shareholders on July 18, 2013, the amount of the advance indemnity is limited up to $5 million.

As part of the indemnification letters, we exempted our directors and officers, in advance, to the extent permitted under law, from any liability for any damage incurred by them, either directly or indirectly, due to the breach of an officer’s or director’s duty of care vis- à-vis us, within his acts in his capacity as an officer or director. The letter provides that so long as not permitted under law, we do not exempt an officer or director in advance from his liability to us for a breach of the duty of care upon distribution, to the extent applicable to the officer or director, if any. The letter also exempts an officer or director from any liability for any damage incurred by him, either directly or indirectly, due to the breach of the officer or director’s duty of care vis- à-vis us, by his acts in his capacity as an officer or director prior to the letter of exemption and indemnification becoming effective.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on February 25, 2016.

By: /s/ Dror Ben-Asher
Name: Dror Ben-Asher
Title: Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Dror Ben-Asher as its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title
/s/ Dror Ben-Asher	Chief Executive Officer and Chairman of the Board of Directors	February 25, 2016
Dror Ben-Asher

/s/ Ori Shilo	Deputy Chief Executive Officer Finance and Operations	February 25, 2016
Ori Shilo

/s/ Uri Hananel Aharon	Chief Accounting Officer	February 25, 2016
Uri Hananel Aharon

Director
Shmuel Cabilly

/s/ Eric Swenden	Director	February 25, 2016
Eric Swenden

/s/ Dr. Kenneth Reed	Director	February 25, 2016
Dr. Kenneth Reed

Signature	Title
/s/ Dan Suesskind	Director	February 25, 2016
Dan Suesskind

/s/ Ofer Tsimchi	Director	February 25, 2016
Ofer Tsimchi

/s/ Nurit Benjamini	Director	February 25, 2016
Nurit Benjamini

/s/ Rick Scruggs	Director	February 25, 2016
Rick Scruggs

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 25 day of February, 2016.

PUGLISI AND ASSOCIATES Authorized U.S. Representative By: /s/ Donald J. Puglisi Donald J. Puglisi Managing Director

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement. *
2.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on December 6, 2012).
4.1	Form of American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on December 6, 2012).
4.2	Form of Warrant Agreement (including form of Warrant Certificate). *
4.3	Form of Subscription Right Agreement (including form of Right Certificate). *
4.4	Form of Unit Agreement (including form of Unit Certificate). *
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli legal counsel to the Registrant, re legality (including consent).
5.2	Opinion of Haynes and Boone, LLP, U.S. legal counsel to the registrant. *
23.1	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm for the Registrant.
23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to Registration Statement).

_______________

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.